UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016

EPIC STORES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-55511	45-5355653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20805 North 19th Avenue, #2, Phoenix, AZ		85027
(Address of principal executive offices)		(Zip Code)

(855) 636-3742
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Securities Purchase Agreement

On April 1, 2016, Epic Stores Corp. (“Epic”) entered into an Amendment to Securities Purchase Agreement (the “Amendment to Purchase Agreement”) with Old Main Capital, LLC (“Old Main”), whereby the parties agreed to amend the Securities Purchase Agreement dated as of January 27, 2016 (the “Purchase Agreement”).

Pursuant to the terms of the Amendment to Purchase Agreement, the parties agreed to:

(a)	increase the subscription from up to $500,000 to up to $750,000 corresponding to an aggregate amount of $815,217 in principal amount of Notes. The purchase will occur in up to four tranches, with the first tranche of $250,000 being closed upon the execution of the Purchase Agreement, the second tranche of $250,000 occurring within three trading days after filing of Epic’s Annual Report on Form 10-K, the third tranche of $125,000 occurring the Friday after three (3) trading days after the filing date and the fourth tranche of $125,000 occurring the Friday after three (3) trading days after the date that the Registration Statement is declared effective by the SEC; and
(b)	remove the right of first refusal clause of the Purchase Agreement and add a “Variable Rate Transactions” clause whereby until such time as no Purchaser holds any Notes or Underlying Shares, Epic shall be prohibited from effecting or entering into an agreement to effect any issuance by Epic or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction.

Amendment to Convertible Promissory Notes

On April 1, 2016, Epic entered into an Amendment to Convertible Promissory Notes dated April 1, 2016 (the “Amendment”) with Old Main, amending each of the 8% Senior Convertible Promissory Notes, dated as of January 27, 2016, issued by Epic to Old Main (the “8% Note”) and each of the 10% Senior Secured Convertible Promissory Notes (each, a “10% Note” and together with the 8% Note, a “Note”) issued by Epic to Old Main pursuant to the Purchase Agreement.

There is currently an existing event of default (the “Default”) based on the failure of Epic to file a registration statement by no later than the 45th calendar day after the initial closing date of January 29, 2016.

Pursuant to the Amendment, the parties agreed:

(a)	to amend the conversion price of each of the 10% Notes to be equal to the lower of (i) 64% of the lowest VWAP in the five (5) trading days prior to the closing date, (ii) 50% of the lowest VWAP of the common stock in the thirty (30) trading days prior to the conversion date, or (iii) the conversion price of any other Note;
(b)	to amend the conversion price of each of the 8% Notes to be equal to the lower of (i) 94% of the lowest VWAP during the ten (10) trading days prior to the original issue date, (ii) 50% of the lowest VWAP of the common stock in the thirty (30) trading days prior to the conversion date, or (iii) the conversion price of any other Note; and
(c)	waive the Default.

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Amendment to Registration Rights Agreement

On April 1, 2016, Epic entered into an Amendment to Registration Rights Agreement (the “Amendment to Registration Rights Agreement”) with Old Main, whereby the parties agreed to amend the Registration Rights Agreement dated as of January 27, 2016 (the “Registration Rights Agreement”).

Pursuant to the terms of the Amendment to Registration Rights Agreement, the parties agreed to:

(a)	add a new definition for “Notes”, which includes the addition of (i) that certain 8% Senior Convertible Promissory Note in the principal amount of $500,000 issued by Epic to Old Main on January 27, 2016 and (ii) that certain 10% Senior Secured Convertible Promissory Note in the principal amount of $266,000 issued by Epic to Old Mail on April 1, 2016;
(b)	add a requirement that if the Initial Registration Statement is not filed within fifteen (15) calendar days after Epic filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, then (i) the outstanding principal amount of each Note shall be automatically increased by 10%, and (ii) the definition of “Alternate Conversion Price” in each of the Notes shall be automatically amended to read as follows: “’Alternate Conversion Price’ means 40% of the lowest VWAP in the thirty (30) days prior to the Conversion Date”.

Issuance of New Notes

On April 1, 2016, Epic issued Old Main a new 10% Note in the principal amount of $271,739 with the original issue date of April 1, 2016 in exchange for $250,000 pursuant to the Amended Purchase Agreement. The 10% Notes will bear interest at the rate of 10% per annum, which interest amount will be guaranteed for six months and such interest due on the 10% Notes for a period of six months will be deemed earned as of the original issue date of the 10% Notes. All overdue accrued and unpaid interest to be paid under the Notes will entail a late fee at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted by applicable law. At any time upon 10 days written notice to the holder of the 10% Notes, Epic may prepay any portion of the principal amount of the 10% Note and any accrued and unpaid interest by paying the principal amount of the 10% Notes and interest multiplied by 130%. At the earlier of the six months anniversary of the closing date or the SEC Effective Date, Epic must redeem 1/12th of the face amount of the 10% Notes and any accrued but unpaid interest on a bi-weekly basis. Such amortization payment may be made, at the option of Epic, in cash or, subject to certain conditions, in common stock of Epic pursuant to the conversion rate equal to the lower of (i) 64% of the lowest daily volume weighted average price of common stock of Epic (the “VWAP”) in the 5 trading prior to the closing date (the “Fixed Conversion Price”), (ii) 50% of the lowest VWAP of the common stock in the thirty (30) trading days prior to the conversion date, or (iii) the conversion price of any other Note. At any time after the issue date of the Notes, the holder may convert the Notes into shares of common stock of Epic at the holder’s option. The conversion price will be the Fixed Conversion Price. If Epic sells or issues its common stock or certain common stock equivalents at an effective price per share that is lower than the Fixed Conversion Price, the conversion price will be reduced to equal to such lower price.

Old Main is an accredited investor (as that term is defined in Regulation D of the Securities Act of 1933, as amended (the “Securities Act”)), and in issuing the above securities to Old Main, we relied on and intend to rely on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

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Assignment and Exchange Note

On April 1, 2016, Epic and Epic Stores LLC, a wholly-owned subsidiary of Epic, entered into an Assignment and Exchange Agreement with Old Main, pursuant to which Epic Stores LLC agreed to assign certain Loan Agreement dated as of February 26, 2016 (the “Old Main Loan”) between Epic Stores LLC and Old Main to Epic, Old Main agreed to surrender the Old Main Loan to Epic Stores Corp. and, in exchange, we agreed to issue Old Main a 10% Note (the “Exchange Note”) in the principal amount of $266,000 with the original issue date of April 1, 2016. On April 1, 2016, we issued the Exchange Note to Old Main. We issued the Exchange Note, relying on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 of this current report on Form 8-K is responsive to this item.

Item 3.02 Unregistered Sales of Equity Securities

The information contained above in Item 1.01 of this current report on Form 8-K is responsive to this item.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
10.1	Amendment to Securities Purchase Agreement dated April 1, 2016
10.2	Amendment to Registration Rights Agreement dated April 1, 2016
10.3	Amendment to Convertible Promissory Notes dated April 1, 2016
10.4	10% Senior Secured Convertible Promissory Note Due April 1, 2017
10.5	Assignment and Exchange Note dated April 1, 2016
10.6	10% Senior Convertible Promissory Note in the principal amount of $266,000 due April 1, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2016	EPIC STORES CORP. By: /s/Brian Davidson Brian Davidson President, Chief Executive Officer, Secretary, Treasurer and Director

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